Exhibit 5.1

November 28, 2025

Gain Therapeutics, Inc.

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

Re: Sale of Common Stock registered pursuant to Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Gain Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of up to an aggregate of $35,530,980.56 of shares of its common stock, par value $0.0001 per share (the “Shares”), pursuant to an Equity Distribution Agreement (the “Distribution Agreement”), dated September 6, 2024, by and between the Company and Oppenheimer & Co., Inc., as sales agent. The Shares are being offered for sale pursuant to the Company’s registration statement on Form S-3 (File No. 333-287622) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, the prospectus, dated November 26, 2025 (the “Prospectus”), and the prospectus supplement that has been filed pursuant to Rule 424(b)(5) under the Securities Act, dated November 28, 2025 (the “Prospectus Supplement”).

We understand the Shares are to be issued by the Company and sold by Oppenheimer & Co., Inc. pursuant to the Distribution Agreement, as described in the Prospectus Supplement, and the form of which was filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on September 6, 2024.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties set forth in the Distribution Agreement, and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued and paid for in accordance with the terms and conditions of the Distribution Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), as currently in effect, and reported judicial decisions interpreting such provisions of the DGCL.

The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after that date or for any other reason.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K filed by the Company on the date hereof and which is incorporated by reference into the Prospectus and to the references to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving these consents, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Lowenstein Sandler LLP

Lowenstein Sandler LLP